EXHIBIT 23.2
CONSENT OF LANE GORMAN TRUBITT, L.L.P.

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this amendment #3 to Form SB-2 Registration Statement No. 333-107042 of Zion Oil & Gas, Inc. of our report dated April 14, 2003, appearing in the Prospectus, which is a part of such registration statement, and to the reference to our Firm under the captions "Change in Accountsnts" and "Experts" in such Propspectus.

/s/ Lane Gorman Trubitt, L.L.P.
Lane Gorman Trubitt, L.L.P.
Certified Public Accountants

Dallas, Texas
December 16, 2003